PURCHASE AGREEMENT

BY THIS PURCHASE AGREEMENT effective as of the 11th day of June, 2013 (the “Effective Date”),

BY AND BETWEEN

0969015 B.C. LTD., with an address at 1311 Borregard Road, Quesnel, BC V2S 3Z7 (“Vendor”)

AND

Wolverine Exploration Inc., with an address at 4055 McLean Road, Quesnel, BC V2J 6V5 (“Wolverine”)

WHEREAS Vendor, in consideration of the agreements set forth herein, has granted certain rights to Wolverine under the following terms and conditions:

1.        Definitions

            a.             Definitions - The words and phrases used in this Agreement shall have the following meanings:

            (1)             The "Property" shall include those certain mining claims situated in the Cariboo Mining Division, Province of British Columbia, more particularly described in Exhibit A attached hereto.

            (2)             “Shares” means fully paid and non-assessable common shares in the capital of Wolverine, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

            b.             Transfer of Title – Upon Wolverine’s completion of its obligations under subsection (a) of Section 2, Vendor shall transfer title of the Property to Wolverine.

2.          Consideration to Vendor

            a.             Stock Transfer – As consideration, the Purchase Price shall be the issuance of 35,000,000 Shares, subject to such conditions as may be imposed by the rules and regulations of the British Columbia Securities Commission and the United States Securities and Exchange Commission.

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            b.             Conditions for Transfer of Title and Subsequent Limitations – At such time as the Wolverine has completed the stock transfers specified in subsection (a) of this Section 2, the Property shall be transferred to Wolverine.

3.        Obligations of Wolverine

            a.             Indemnity – Wolverine shall indemnify Vendor against and hold Vendor harmless from any suit, claim, judgment or demand whatsoever arising out of negligence on the part of Wolverine in the exercise of any of its rights pursuant to this Agreement, provided that if Vendor or any person or instrumentality acting on Vendor's behalf shall have been a contributing cause to the event giving rise to such suit, claim, demand or judgment, Wolverine's obligation to indemnify Vendor shall not exceed Wolverine's liability under the laws applicable to the event giving rise to such suit, claim, demand or judgment. Likewise, Vendor shall similarly indemnify Wolverine from claims arising out of its negligence in the conduct of its activities prior to the transfer of title.

            b.             Payment of Taxes – Wolverine shall pay all taxes levied against the Property and any improvements on the Property. Wolverine shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes or assessments, before it shall be required to pay the same.

4.        Title Matters

            a.             Representations and Warranties Related to the Property – Vendor represents and warrants to Wolverine that: (1) the mining claims constituting the Property have been located and appropriate record made thereof in compliance with the laws of British Columbia, (2) the claim maintenance fees have been paid prior to the effective date of this Agreement and appropriate record made thereof; (3) there is no claim of adverse mineral rights affecting the Property, (4) Vendor's right to the Property is free and clear of all liens and encumbrances.

            b.             Joint Representations – Wolverine and Vendor jointly represent and warrant that each company: (1) have the full right, power and capacity to enter into this Agreement upon the terms set forth herein, (2) is incorporated, organized and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing in their respective jurisdictions; (3) has obtained all necessary corporate and shareholder approvals and no further action on the part of its directors or shareholders is necessary or desirable to make this Agreement valid and binding; and (4) neither the execution and delivery of this Agreement nor any of the agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with any agreement to which it is a party and by which it is currently bound.

            c.             Title Documents; Data – Upon written request of Wolverine at any time, Vendor shall promptly deliver to Wolverine copies of all title documents affecting the Property that Vendor has in its possession. If Vendor is in possession or knows the whereabouts of technical data concerning the mineral estate of the Property, Vendor shall, at Wolverine's expense, furnish copies of such materials to Wolverine or notify Wolverine of the location of such information.

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            d.             Title Defects, Defense and Protection – Wolverine has, during its initial due diligence examination of the Property prior to the Effective Date, examined and approved Vendor’s title to the Property. If title to any of the Property is contested or questioned by any person, entity or governmental agency Vendor and Wolverine shall undertake such actions as may be required to perfect, defend or initiate litigation to protect such title.

            e.             Change of Law – If the law of British Columbia concerning acquisition of mineral rights on federally managed lands is repealed, amended, or new legislation is enacted, Wolverine shall have the right, at its expense, to take whatever action it deems appropriate to preserve a right to explore for, develop, and mine minerals from the Property. If Wolverine elects to take any action under the terms of this subsection, it shall first notify Vendor in writing setting forth the nature of the proposed action and an explanation thereof. Vendor agrees to cooperate with Wolverine and execute whatever documents are deemed necessary by Wolverine to accomplish such action. Nothing in this subsection shall impose any obligation upon Wolverine to take any action, or diminish the right of Vendor to take action it deems appropriate; provided, however, that if Vendor chooses to take any action, it will first inform Wolverine of the nature of such contemplated action.

5.        Share Matters

            Vendor represents and warrants to Wolverine that it is not a "US Person" as that term is defined in Regulation S promulgated under the United States Securities Act of 1933, as amended, and acknowledges and agrees that the Shares will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is Vendor’s responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

6.        Notices

Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, certified or registered, in the United States mail to the addresses specified above. Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

7.        Confidentiality

            Each of the parties agrees that all information obtained under the terms of this Agreement will not be publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with prior written consent of the other party, such consent not to be unreasonably withheld.

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8.        Memorandum

            The parties to this Agreement agree to execute and record a Memorandum of this Agreement in a form sufficient to constitute record notice to third parties of the rights granted hereunder, which may be recorded in the official records of Lincoln County, Nevada.

9.        Construction

            a.             Governing Law - This Agreement shall be construed by the internal laws but not the laws of conflict of the State of Nevada.

            b.             Entire Agreement - All of the agreements and understandings of the parties with reference to the Property are embodied in this Agreement, and this Agreement supersedes all prior agreements or understandings between the parties.

            c.             No Implied Covenants – It is expressly agreed that no implied covenant or condition whatsoever shall be read into this Agreement relating to any time frame as the measure of diligence for any operations of Wolverine hereunder.

10.      Further Assurances

            The parties agree to perform all acts and execute all documents that may be necessary to carry out the spirit and intent of this Agreement.

            SIGNED, effective as of the date recited above.

WOLVERINE EXPLORATION INC.

/s/ Lee Costerd
Per:
Authorized Signatory

0969015 B.C. LTD.

/s/ Fran Macpherson
Per:
Authorized Signatory

EXHIBIT A
(The “Property” Defined)

Eureka Mineral Project
Cariboo Mining Division

Tenure No.	Claim Name	Type	Sub Type	Map No.	Issue Date	Good to Date	Area (ha)
745062	SOVEREIGN M2	Mineral	Claim	093A	2010/apr/11	2015/may/15	19.46
840959	ATIS 3	Mineral	Claim	093A	2010/dec/16	2015/may/15	38.93
928322	ATIS N1	Mineral	Claim	093A	2011/nov/06	2015/may/15	292.03
928323	ATIS N2	Mineral	Claim	093A	2011/nov/06	2015/may/15	233.62
935959	ATIS WEST	Mineral	Claim	093A	2011/dec/03	2015/may/15	214.13
951931	GAL 300	Mineral	Claim	093A	2012/feb/22	2013/oct/30	233.37
1012321	WD-S1	Mineral	Claim	093H	2012/aug/28	2013/aug/28	466.77
1012453	MOUSTIQUE SOUTH	Mineral	Claim	093H	2012/aug/31	2013/aug/31	77.82
1014517	GAL-5	Mineral	Claim	093H	2012/nov/14	2013/nov/14	447.3377
1014601	GAL-6	Mineral	Claim	093G	2012/nov/18	2013/nov/18	38.8953
1014697	GAL-7	Mineral	Claim	093A	2012/nov/21	2013/nov/21	369.6894
1014857	GAL-8	Mineral	Claim	093A	2012/nov/28	2013/nov/28	486.4231
1014912	GAL-9	-	-	093H	2012/nov/30	2013/nov/30	136.18
1015043	GAL-10	Mineral	Claim	093A	2012/dec/05	2013/dec/05	330.7949
1015044	GAL-11	Mineral	Claim	093G	2012/dec/05	2013/dec/05	19.4533
1015261	GAL-12	Mineral	Claim	093H	2012/dec/12	2013/dec/12	408.5148
1016546		-	-	093G	2013/feb/02	2013/oct/30	38.9
1016554	GAL-14	Mineral	Claim	093G	2013/feb/02	2014/feb/02	19.4514
1016559	GAL-15	Mineral	Claim	093G	2013/feb/02	2014/feb/02	19.4458
1016986	GAL-16	Mineral	Claim	093G	2013/feb/17	2014/feb/17	19.4514

Total Hectares							3910.6671
Total Acres							9663.4688